Exhibit 10.26

INDEPENDENT CONSULTING AGREEMENT

This Independent Consulting Agreement (“Agreement”), effective as of October 15, 2014 (“Effective Date”) is entered into by and between ARETE INDUSTRIES, INC., a Colorado corporation (herein referred to as the “Company”) and WILLIAM STEWART, a resident of the state of Colorado (hereinafter referred to as the “Consultant”).

RECITALS

WHEREAS, the Company is a publicly-held corporation with its common stock traded on the OTCQB; and

WHEREAS, Company desires to engage the services of Consultant to assist the Company with (i) development opportunities, (ii) consult with management concerning Company activities and outstanding issues facing the Company and assist with operations, and (iii) investor communications and public relations with existing shareholders, brokers, dealers and other investment professionals;

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. Term of Consultancy. Company hereby agrees to retain the Consultant to act in a consulting capacity to the Company, and the Consultant hereby agrees to provide services to the Company for a period commencing on October 15, 2014 (the “Commencement Date”) and ending on June 15, 2015 (such period, the “Term”).

2. Duties of Consultant. During the Term of this Agreement, the Consultant agrees that it will provide the following specified consulting services:

(a)	At the Company’s request, review business plans, strategies, mission statements, budgets, proposed transactions and other plans for the purpose of advising the Company of the public relations implications thereof.

(b)	Assist the Company with resolving outstanding business issues; advise and assist with respect to proposed transactions and the Company’s business plan.

(c)	Assist with operations, including reviewing and advising on correspondence and documents received by the Company.

(d)	Review the Company’s insurance needs, obtain quotes and consult with the Company’s officers and Board remembers regarding the same.

(e)	Review the Company’s website and advise regarding updating and revising the website.

(f)	Review the Company’s Bylaws and related corporate governance documents and advise the Board regarding revisions and recommendations to the Bylaws and corporate governance matters.

3. Allocation of Time and Energies. The Consultant hereby promises to perform and discharge faithfully the duties detailed in Section 2 above, and such further responsibilities which may be assigned to the Consultant from time to time by the officers and duly authorized representatives of the Company in connection with the conduct of its investor relations and corporate communications activities, so long as such activities are in compliance with applicable securities laws and regulations. Consultant shall diligently provide the consulting services specified hereunder. Although no specific hours-per-day requirement will be required, Consultant and the Company agree that during the Term the Consultant will perform the duties set forth herein above in a full, diligent and professional manner.

4. Remuneration.

4.1 For undertaking this engagement, for previous services rendered, for performing due diligence, and for other good and valuable consideration, the Company agrees to pay to the Consultant a monthly cash retainer of $3,000 per month (“Monthly Payments”), the first Monthly Payment being due and payable upon the execution of this Agreement and each subsequent payment being due on the 15th day of the respective month until eight (8) such Monthly Payments have been made. In addition, the Company agrees to pay and issue Consultant 40,000 restricted shares (the “Restricted Shares”) of the Company’s common stock, no par value pursuant to the Restricted Stock Agreement attached hereto as Exhibit A.

The Company has the right to terminate this Agreement at any time during the Term of this Agreement, upon providing Consultant fifteen (15) days written notice of Company’s intention to terminate. If the Company decides to terminate this Agreement, it is agreed and understood that Consultant will be paid any unpaid Monthly Payments for the remainder of the Term unless the Company has terminated for Cause (as defined below) upon written notice. Treatment of the Restricted Shares in the case of early termination of this Agreement is set forth in the attached Restricted Stock Agreement.

As used in this Agreement, “Cause” means:

(i) the Consultant’s conviction of, or plea of nolo contendere to, any felony or to any crime or offense causing substantial harm to the Company or subsidiaries, if any (whether or not for personal gain) or involving acts of theft, fraud, embezzlement, moral turpitude or similar conduct;

(ii) malfeasance in the conduct of the Consultant’s duties, including, but not limited to, (1) willful, intentional and material misuse or diversion of the Company’s funds or assets, (2) embezzlement, or (3) fraudulent, willful and material misrepresentations or concealments on any written reports submitted to the Company or subsidiaries, if any,

(iii) material failure to perform the duties of the Consultant’s services or material failure to follow or comply with the reasonable and lawful written directives of the Board of Directors or executive officers of the Company, provided, however, that the Consultant shall have been informed, in writing, of such material failure and given a period of not more than 30 days to remedy or commence remedy of same; or

(iv) a material breach by the Consultant of the provisions of this Agreement provided, however, that the Consultant shall have been informed, in writing, of such material breach and given a period of not more than 30 days to remedy or commence remedy of same.

4.2 Consultant acknowledges that the Restricted Shares to be issued pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and accordingly are “restricted securities” within the meaning of Rule 144 of the Securities Act. As such, the Restricted Shares may not be resold, transferred or pledged unless the Company has received an opinion of counsel and in form reasonably satisfactory to the Company that such resale or transfer is exempt from the registration requirements of that Securities Act.

5. Non-Assignability of Services. Consultant’s services under this Agreement are offered to Company only and may not be assigned by Company except to any entity with which Company merges with or which acquires the Company or substantially all of its assets. In the event of such merger or acquisition, all compensation to Consultant herein shall remain due and payable. Consultant may not assign its rights or delegate its duties hereunder without the prior written consent of Company.

6. Expenses. Consultant shall be reimbursed by Company for all reasonable business expenses incurred by Consultant in connection with his services provided pursuant to this Agreement, including transportation, lodging, meals, copies, and related miscellaneous business expenses incurred by Consultant in connection with the performance of the services provided by Consultant pursuant to this Agreement. A receipt shall accompany all expenses in excess of $25.00. Vehicle mileage shall be reimbursed at the IRS approved rate.

7. Representations. Consultant represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. Consultant acknowledges that, to the best of his knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant. Consultant acknowledges that, to the best of its knowledge, Consultant is not the subject of any investigation, claim, decree or judgment involving any violation of federal or state securities laws, rules or regulations. Consultant further acknowledges that he is not a securities broker-dealer or a registered investment advisor. Company acknowledges that, to the best of its knowledge, that it has not violated any rule or provision of any regulatory agency having jurisdiction over the Consultant or the Company with respect to the engagement of the Consultant or any services provided by the Consultant. The Consultant undertakes to notify the Company immediately of any change in any representation, warranty or other information relating to the Consultant set forth herein.

8. Confidentiality. The Consultant shall, during the Term and thereafter, maintain in confidence and will not, directly or indirectly, disclose or furnish to any third party any non-public, proprietary or confidential information obtained from or relating to the Company or its affiliates.

9. Legal Representation. Consultant represents that he has consulted with independent legal counsel and/or tax, financial and business advisors, to the extent that he deemed necessary.

10. Status as Independent Contractor. Consultant’s engagement pursuant to this Agreement shall be as an independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes unless required by law. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

11. Attorneys’ Fees. If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

12. Waiver. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

13. Notices. All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by U.S. mail, postage prepaid, addressed to the other party at the address as set forth herein below:

To the Company:

Nicholas L. Scheidt, Chief Executive Officer

7260 Osceola Street

Westminster, CO 80030

Fax: 303-429-9664

To the Consultant:

William W. Stewart

4900 South Ulster Street, #13-101

Denver, CO 80237

It is understood that either party may change the address to which notices for it shall be addressed by providing notice of such change to the other party in the manner set forth in this paragraph.

14. Choice of Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Colorado.

15. Complete Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement. A tele-facsimile of this Agreement may be relied upon as full and sufficient evidence as an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of October 21, 2014.

Company:

Arête Industries Inc. (Borrower)

By:	/s/ Nicholas L. Scheidt
Nicholas L. Scheidt
Chief Executive Officer

Consultant:

/s/ William W. Stewart
William W. Stewart

Exhibit A to Consulting Agreement

Arête Industries, Inc.

RESTRICTED STOCK AGREEMENT

(Non-Assignable)

40,000 Shares of Restricted Stock of

Arête Industries, Inc.

THIS CERTIFIES that on October 21, 2014, William W. Stewart (“Holder”) was granted, forty thousand (40,000) shares of fully paid and non-assessable shares (“Shares”) of the Restricted Stock (no par value) of Arete Industries, Inc. (the “Company”), a Colorado corporation, subject to the vesting requirements set forth in paragraph 1 below. A determination of the Board of Directors of the Company (the “Directors”) as to any questions which may arise with respect to the interpretation of the provisions of this award shall be final. This Restricted Stock Agreement is issued in connection with, and is an exhibit to, that certain Consulting Agreement executed October 21, 2014 between the Company and Holder (the “Consulting Agreement”).

TERMS AND CONDITIONS. It is understood and agreed that the award evidenced by this agreement is subject to the following terms and conditions:

1. Vesting. The Shares shall vest according to the following schedule, provided that Holder remains continuously serving as a director and Consultant of the Company from the date hereof through June 30, 2015:

Vesting Date	Number of Shares Vesting
November 15, 2014	5,000 Common Shares
December 15, 2014	5,000 Common Shares
January 15, 2015	5,000 Common Shares
February 15, 2015	5,000 Common Shares
March 15, 2015	5,000 Common Shares
April 15, 2015	5,000 Common Shares
May 15, 2015	5,000 Common Shares
June 15, 2015	5,000 Common Shares

In the event that Holder’s service as a director or Consultant of the Company shall cease prior to one of the vesting dates set forth in the schedule above, then the 5,000 Shares Holder would be entitled to in connection with the applicable vesting period shall be reduced on a pro-rata basis as of the date of such cessation of services.

The Directors may accelerate any vesting date of the Shares, in its discretion, if it deems such acceleration to be desirable; provided, however, that, if applicable, a member of the Directors shall recuse himself in connection with a request to accelerate the vesting of such Director’s Shares. Notwithstanding any contrary provision set forth herein, the vesting date of the Shares shall accelerate in full upon a Change in Control (as defined in Section 8 of this Agreement)

2. Regulatory Compliance and Listing. The issuance or delivery of any stock certificates representing Shares may be postponed by the Company for such period as may be required to comply with any applicable requirements under the federal securities laws, any applicable listing requirements of any national securities exchange, any rules, regulations or other requirements under any other law, or any rules or regulations applicable to the issuance or delivery of such Shares, and the Company shall not be obligated to deliver any such Shares to the Holder if delivery thereof would constitute a violation of any provision of any law or of any regulation of any governmental authority or any quotation system or national securities exchange under which the Company’s common stock is quoted or traded.

3. Investment Representations and Related Matters. The Holder hereby represents that the Shares awarded pursuant to this agreement are being acquired for investment purposes and not for resale or with a view towards distribution thereof. The Holder acknowledges and agrees that any sale or distribution of Shares may be made only pursuant to either (a) a registration statement on an appropriate form under the Securities Act of 1933, as amended (“Securities Act”), which registration statement has become effective and is current with regard to the Shares being sold, or (b) a specific exemption from the registration requirements of the Securities Act that is confirmed in a favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, prior to any such sale or distribution. The Holder hereby consents to such action as the Company deems necessary or appropriate from time-to-time to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of this agreement, including but not limited to placing restrictive legends on certificates evidencing Shares and delivering stop transfer instructions to the Company’s stock transfer agent.

4. No Right To Continued Service; Forfeiture. This agreement does not confer upon the Holder any right to continued service by the Company or any of its subsidiaries or affiliated companies, nor shall it interfere in any way with the right of the Company to terminate services at any time for any reason or no reason.

5. Construction. This agreement will be construed by and administered under the supervision of the Board of Directors, and all determinations will be final and binding on the Holder.

6. Dilution. Nothing in this agreement will restrict or limit in any way the right of the Board of Directors to issue or sell stock of the Company (or securities convertible into stock of the Company) on such terms and conditions as it deems advisable, including, without limitation, stock and securities issued or sold in connection with private placements or public offerings for purposes of raising capital or acquiring assets, mergers and acquisitions, stock issued or sold in connection with any stock option or similar plan, and stock issued or contributed to any stock bonus or employee stock ownership plan.

7. Legends. The Shares shall bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OR COUNSEL, IN A REASONABLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS, OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A VESTING PERIOD PURSUANT TO A RESTRICTED STOCK AGREEMENT DATED OCTOBER 21, 2014, ENTERED INTO BETWEEN THE HOLDER OF THIS CERTIFICATE AND MUSCLEPHARM CORPORATION.

8. Change in Control. (a) For purposes of this Agreement, a Change in Control shall be deemed to have occurred if:

(i) a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the Company or its subsidiaries, and their affiliates;

(ii) the Company shall be merged or consolidated with another corporation, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Corporation or its subsidiaries, and their affiliates;

(iii) the Company shall sell substantially all of its assets to another corporation that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its subsidiaries and their affiliates; or

(iv) a person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the first acquisition of such securities by such person), any employee benefit plan of the Company or its subsidiaries, and their affiliates.

(b) If, at any time, the Corporation shall effect a Change in Control transaction, then, on the date of the occurrence of such Change in Control transaction all of the remaining Shares then not yet vested shall immediately vest.

9. Notices. Any notice hereunder to the Company shall be addressed to it c/o Arete Industries, Inc. 7260 Osceola Street, Westminster, CO 80030, Attention: Chief Executive Officer, and any notice hereunder to the Holder shall be addressed to the Holder at the last known home address shown in the records of the Company, subject to the right of any party hereto to designate another address at any time hereafter in writing.

10. Counterparts. This agreement may be executed in counterparts each of which taken together shall constitute one and the same instrument.

11. Governing Law. This agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Colorado without reference to principles of conflicts of laws.

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IN WITNESS WHEREOF, the Company caused this agreement to be executed by a duly authorized officer.

Dated: October 21, 2014	ARETE INDUSTRIES, INC.

	By:	/s/ Nicholas Scheidt
Name: Nicholas Scheidt
Title: CEO and President

ACCEPTED AND ACKNOWLEDGED:

By:	/s/ William W. Stewart
Print Name: William W. Stewart

Dated: October 21, 2014